UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 12, 2025 (March 11, 2025)

Emerson Electric Co.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8027 Forsyth Blvd. St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:
(314) 553-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock of $0.50 par value per share	EMR	New York Stock Exchange NYSE Chicago
1.250% Notes due 2025	EMR 25A	New York Stock Exchange
2.000% Notes due 2029	EMR 29	New York Stock Exchange
3.000% Notes due 2031	EMR 31A	New York Stock Exchange
3.500% Notes due 2037	EMR 37	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed, on January 26, 2025, Emerson Electric Co., a Missouri corporation (“Parent”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), among Parent, Aspen Technology, Inc., a Delaware corporation (“AspenTech”) and Emersub CXV, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). In accordance with the terms of the Merger Agreement, on March 12, 2025, Parent completed the acquisition of AspenTech.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on February 10, 2025, Purchaser commenced a tender offer (the “Offer”), to purchase all of the issued and outstanding shares (the “Shares”) of common stock, par value $0.0001 per share, of AspenTech (other than Shares held by AspenTech, Parent, Purchaser or any of their respective wholly owned subsidiaries) at a price of $265 per Share (the “Offer Price”), net to the seller in cash, without interest, and subject to any required withholding of taxes.

The Offer expired at 5:00 p.m., Eastern Time, on March 11, 2025. According to Equiniti Trust Company, LLC, the depository for the Offer, 19,479,909 Shares were validly tendered and not validly withdrawn in the Offer (including 1,859,751 Shares tendered in the Offer that have not yet been “received” by the “depository” (as such terms are defined in Section 251(h)(6) of the General Corporation Law of the State of Delaware (the “DGCL”))), representing approximately 72% of the outstanding Shares, excluding, for the purposes of calculating the total number of Shares outstanding, Shares owned by Parent and its subsidiaries, Parent’s and its subsidiaries’ directors and officers and AspenTech’s directors and officers. The number of Shares tendered satisfied the condition to the Offer that there be validly tendered and not validly withdrawn Shares (excluding (1) Shares tendered in the Offer that have not yet been “received” by the “depository” (as such terms are defined in Section 251(h)(6) of the DGCL) and (2) Shares owned by Parent and its subsidiaries, Parent’s and its subsidiaries’ directors and officers and AspenTech’s directors and officers), that represent at least one more Share than 50% of the total number of Shares outstanding at the time of the expiration of the Offer, excluding, for the purposes of calculating the total number of Shares outstanding, Shares owned by Parent and its subsidiaries, Parent’s and its subsidiaries’ directors and officers and AspenTech’s directors and officers. All conditions to the Offer having been satisfied or waived, Parent and Purchaser accepted for payment all Shares validly tendered and not validly withdrawn.

Following the consummation of the Offer, the remaining conditions to the Merger set forth in the Merger Agreement were satisfied or waived, and on March 12, 2025, Purchaser merged with and into AspenTech pursuant to Section 251(h) of the DGCL, with AspenTech being the surviving corporation (the “Merger”). Each Share outstanding immediately prior to the effective time of the Merger (other than (1) the Shares held by AspenTech, Parent, Purchaser or any of their respective wholly owned subsidiaries, (2) Shares irrevocably accepted by Purchaser for purchase pursuant to the Offer and (3) Shares held by stockholders who have properly exercised and perfected their demands for appraisal of such Shares in accordance with the DGCL and have neither withdrawn nor lost such rights prior to the effective time of the Merger) was canceled and converted into the right to receive an amount in cash equal to the Offer Price, net to the seller in cash, without interest, and subject to any required withholding of taxes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)
Date:	March 12, 2025	By:	/s/ John A. Sperino
John A. Sperino Vice President and Assistant Secretary